UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 27, 2011

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of Registrant as specified in charter)

Delaware	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2011, upon recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Nanometrics Incorporated (the “Company”), the Board approved a 2011 Executive Performance Bonus Plan (the “Executive Bonus Plan”).

Under the Executive Bonus Plan, the Company’s Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) are eligible to receive an annual bonus payment. The potential bonus award, expressed a percentage of each participant’s annual base salary is, (i) 75% for the CEO, and (ii) 70% for the COO. The potential bonus award for the CFO is not established at this time.

The annual bonus payment is to be based upon three discrete components (i) 40% of the potential bonus award will be based upon achievement of certain revenue targets, (ii) 40% of the potential bonus award will be based upon achievement of certain non-GAAP operating income targets, and (iii) 0% to 20% of the potential bonus award will be a discretionary award. The maximum award under the Executive Bonus Plan will be (i) three (3) times the potential bonus award with respect to the revenue and non-GAAP operating income components, and (ii) with respect to the discretionary award component, 0% to 20% of the total potential bonus award is fixed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2011	NANOMETRICS INCORPORATED

/s/ James P. Moniz
James P. Moniz Chief Financial Officer